Exhibit 99.1

Blackbaud, Inc. Announces First Quarter 2008 Results and Second Quarter 2008 Dividend

CHARLESTON, S.C. – May 7, 2008 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter ended March 31, 2008.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “During the first quarter, the Company delivered revenue growth and operating profitability that were in the upper half of our expectations, and cash from operations was also strong. We were pleased with this growth and overall financial performance considering the more challenging macro-economic environment in which we are currently operating.”

Chardon continued, “We believe that Blackbaud’s large customer base, broad and deep suite of solutions, domain expertise and set of new growth initiatives position the Company well for long-term growth. During the first quarter, we expanded our addressable market opportunity with the latest release of NetCommunity. In addition, we continue to see solid interest in and a growing pipeline for our Enterprise CRM solution. We plan to continue to invest in our products and services as we believe we have a competitive advantage in this important growth segment of the nonprofit market.”

For the quarter ended March 31, 2008, Blackbaud reported total revenue of $69.4 million, an increase of 26% compared with the first quarter of 2007. License revenue increased 19% to $9.6 million, subscription revenue increased 83% to $8.8 million, services revenue increased 29% to $23.6 million, and maintenance revenue increased 13% to $25.4 million, all compared with the same period in 2007.

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $11.3 million and $7.0 million, respectively, for the first quarter of 2008. This compares to GAAP income from operations of $9.3 million and net income of $5.8 million in the same period last year. GAAP diluted earnings per share were $0.16 for the quarter ended March 31, 2008, compared with $0.13 in the same period last year.

For the quarter ended March 31, 2008, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $14.7 million, an increase of 27% from $11.6 million in the same period last year. Non-GAAP net income was $9.0 million for the quarter ended March 31, 2008, an increase of 29% from $7.0 million in the same period last year. Non-GAAP diluted earnings per share were $0.20 for the quarter ended March 31, 2008, an increase of 25% over the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash from operations for the quarter ended March 31, 2008 was $14.4 million, a significant increase compared to $7.5 million generated in the same period last year. Through March 31, 2008, the Company had repurchased approximately 921,000 shares of its stock for $22.6 million.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “During 2007, the Company significantly increased its sources of subscription-based revenue, and we believe the Company is well positioned to benefit from those efforts in 2008 and beyond. During the first quarter of 2008, subscription revenue remained the highest growth segment of Blackbaud’s revenue and was over 90% of our license revenue run rate. In fact, approximately half of Blackbaud’s total revenue is now derived from recurring subscription and maintenance-based contracts, which historically have had over a 90% aggregate renewal rate. Recurring revenue sources are an important driver to the Company’s strong cash flow from operations, and they enhance visibility into total revenue for the year.”

Second Quarter 2008 Dividend and Share Repurchase Authorization

Blackbaud announced today that its Board of Directors has declared a second quarter dividend of $0.10 per share payable on June 16, 2008 to stockholders of record on May 28, 2008. Additionally, the Board of Directors authorized an increase in the Company’s common stock share repurchase authorization to $40.0 million.

Conference Call Details

Blackbaud will host a conference call today, May 7, 2008, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-823-4842 (domestic) or 913-312-0843 (international). A replay of this conference call will be available through May 14, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 4094628. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 19,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, constituent relationship management, financial management, direct marketing, school administration, ticketing, business intelligence, website management, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; general economic risks; management of integration of recently acquired companies and other risks associated with acquisitions; risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$12,142	$14,775
Accounts receivable, net of allowance of $1,879 and $1,935 at March 31, 2008 and December 31, 2007, respectively	42,324	44,689
Prepaid expenses and other current assets	12,184	11,279
Deferred tax asset, current portion	3,176	2,276

Total current assets	69,826	73,019
Property and equipment, net	17,677	16,962
Deferred tax asset	49,202	51,696
Goodwill	60,643	58,275
Intangible assets, net	36,208	37,272
Other assets	446	470

Total assets	$234,002	$237,694

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,822	$5,802
Accrued expenses and other current liabilities	19,813	20,575
Capital lease obligations, current portion	513	513
Short-term debt	11,500	—
Deferred revenue	94,879	93,106

Total current liabilities	132,527	119,996
Capital lease obligations, noncurrent	449	586
Deferred revenue, noncurrent	4,061	2,994
Other noncurrent liabilities	1,080	1,015

Total liabilities	138,117	124,591

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 50,482,226 and 50,450,675 shares issued at March 31, 2008 and December 31, 2007, respectively	50	50
Additional paid-in capital	108,551	105,687
Treasury stock, at cost; 6,354,146 and 5,431,852 shares at March 31, 2008 and December 31, 2007, respectively	(108,130)	(85,487)
Accumulated other comprehensive income	145	137
Retained earnings	95,269	92,716

Total stockholders’ equity	95,885	113,103

Total liabilities and stockholders’ equity	$234,002	$237,694

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended March 31,
(in thousands, except share and per share amounts)	2008	2007
Revenue
License fees	$9,635	$8,067
Services	23,576	18,314
Maintenance	25,430	22,436
Subscriptions	8,785	4,793
Other revenue	2,010	1,535

Total revenue	69,436	55,145

Cost of revenue
Cost of license fees	842	476
Cost of services	15,693	12,116
Cost of maintenance	4,704	4,019
Cost of subscriptions	3,656	1,924
Cost of other revenue	1,848	1,360

Total cost of revenue	26,743	19,895

Gross profit	42,693	35,250

Operating expenses
Sales and marketing	15,239	12,917
Research and development	8,767	6,827
General and administrative	7,266	6,144
Amortization	167	84

Total operating expenses	31,439	25,972

Income from operations	11,254	9,278
Interest income	165	371
Interest expense	(70)	(367)
Other (expense), net	(89)	(69)

Income before provision for income taxes	11,260	9,213
Income tax provision	4,217	3,457

Net income	$7,043	$5,756

Earnings per share
Basic	$0.16	$0.13
Diluted	$0.16	$0.13

Common shares and equivalents outstanding
Basic weighted average shares	43,897,369	43,662,569
Diluted weighted average shares	44,662,620	44,833,093
Dividends per share	$0.100	$0.085

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Three months ended March 31,
(in thousands)	2008	2007
Cash flows from operating activities
Net income	$7,043	$5,756
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,492	1,648
Provision for doubtful accounts and sales returns	1,162	491
Stock-based compensation expense	2,359	1,712
Excess tax benefit on exercise of stock options	(221)	(446)
Deferred taxes	1,579	2,012
Other non-cash adjustments	21	12
Changes in assets and liabilities, net of acquisition:
Accounts receivable	1,640	351
Prepaid expenses and other assets	(884)	1,695
Trade accounts payable	2	(1,387)
Accrued expenses and other current liabilities	(3,274)	(2,603)
Deferred revenue	2,459	(1,694)

Net cash provided by operating activities	14,378	7,547

Cash flows from investing activities
Purchase of property and equipment	(2,123)	(1,050)
Purchase of net assets of acquired companies	(2,327)	(59,216)

Net cash used in investing activities	(4,450)	(60,266)

Cash flows from financing activities
Proceeds from issuance of debt	11,500	30,000
Proceeds from exercise of stock options	287	428
Excess tax benefit on exercise of stock options	221	446
Payments on debt	(8)	(11,922)
Payments on capital lease obligations	(136)	(92)
Purchase of treasury stock	(19,837)	(14,104)
Dividend payments to stockholders	(4,493)	(3,768)

Net cash (used in) provided by financing activities	(12,466)	988

Effect of exchange rate on cash and cash equivalents	(95)	(70)

Net decrease in cash and cash equivalents	(2,633)	(51,801)
Cash and cash equivalents, beginning of period	14,775	67,783

Cash and cash equivalents, end of period	$12,142	$15,982

Non-cash financing activities:
Increase in share repurchase payable	$2,806	$—

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2008	2007
GAAP revenue	$69,436	$55,145

GAAP gross profit	$42,693	$35,250
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	489	214
Add back: Amortization of intangibles from business combinations (see table below)	903	528

Non-GAAP gross profit	$44,085	$35,992

Non-GAAP gross margin	63%	65%

GAAP income from operations	$11,254	$9,278
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	2,359	1,712
Add back: Amortization of intangibles from business combinations (see table below)	1,070	612

Total Non-GAAP adjustments	3,429	2,324

Non-GAAP income from operations	$14,683	$11,602

Non-GAAP operating margin	21%	21%

GAAP net income	$7,043	$5,756
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	3,429	2,324
Add back: Tax impact related to Non-GAAP adjustments	(1,511)	(1,042)

Non-GAAP net income	$8,961	$7,038

GAAP shares used in computing diluted earnings per share	44,663	44,833
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	485	257

Shares used in computing Non-GAAP diluted earnings per share	45,148	45,090

Non-GAAP diluted earnings per share	$0.20	$0.16

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$350	$157
Cost of maintenance	112	47
Cost of subscriptions	27	10

Subtotal	489	214
Operating expenses
Sales and marketing	286	260
Research and development	520	269
General and administrative	1,064	969

Subtotal	1,870	1,498

Total stock-based compensation expense	$2,359	$1,712

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$43	$24
Cost of services	334	221
Cost of maintenance	98	78
Cost of subscriptions	409	189
Cost of other revenue	19	16

Subtotal	903	528

Operating expenses	167	84

Total amortization of intangibles from business combinations	$1,070	$612